Exhibit 10.100

RETIREMENT AND CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is made on the 19th day of September, 2013 between James Keegan (hereinafter referred to as “CONSULTANT”) and Lions Gate Entertainment Inc. (hereinafter referred to as “CLIENT”).

Reference is hereby made to that certain employment agreement between CONSULTANT and CLIENT dated February 22, 2013 (the “Employment Agreement”).

WHEREAS, CONSULTANT desires to retire from employment under the Employment Agreement;

WHEREAS, CLIENT has accepted CLIENT’s retirement from employment under the terms of the Employment Agreement; and

WHEREAS, CLIENT desires to retain the services of CONSULTANT for the purpose of rendering services in finance, of which CONSULTANT has knowledge and experience.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    Services

1.1	CONSULTANT’s services hereunder shall be rendered to CLIENT commencing October 1, 2013 and ending on January 3, 2014 (“Term”).

1.2	Termination and Non-Renewal

This Agreement and the Term shall terminate upon the happening of any one or more of the following events:

(A)	The mutual written agreement between CLIENT and CONSULTANT;

(B)	The death of CONSULTANT;

(C)
CONSULTANT’s having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing CONSULTANT’s duties hereunder for a period of ninety (90) days or more, provided that CONSULTANT has not cured disability within ten days of written notice;

(D)	The determination on the part of CLIENT that “cause” exists for termination of this Agreement. As used herein, “cause” is defined as the occurrence of any of the following:

(i)	CONSULTANT’s conviction of a felony or plea of nolo contendere to a felony (other than a traffic violation);

(ii)	commission, by act or omission, of any material act of dishonesty in the performance of CONSULTANT’s duties hereunder;

(iii)	material breach of this Agreement by CONSULTANT; or

(iv)	any act of misconduct by CONSULTANT having a substantial adverse effect on the business or reputation of CLIENT;

In the event that this Agreement is terminated pursuant to Sections 1.2(A)-(D) above, neither CLIENT nor CONSULTANT shall have any remaining duties or obligations hereunder. Following the termination of the Term and/or this Agreement for any reason, Sections 2-14 shall, notwithstanding anything else herein to the contrary, survive and continue to be binding upon the parties following such termination.

1.3	CONSULTANT agrees that the acceptability or suitability of the services provided by him hereunder is solely within the absolute discretion of CLIENT.

1.4	CONSULTANT agrees to communicate with CLIENT on a regular basis established by CLIENT, the progress of any and all current projects.

1.5	CLIENT and CONSULTANT agree that CONSULTANT shall coordinate the services provided hereunder with Chief Executive Officer, currently Jon Feltheimer, or CLIENT’s designee.

1.6	CONSULTANT’s services to CLIENT shall be on an exclusive basis.

1.7
In full and final satisfaction of any and all of CLIENT’s obligations under the Employment Agreement, CLIENT agrees to pay James Keegan the amount of FIVE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($525,000.00), less lawful and customary withholdings, within ten (10) business days of the execution of this Agreement. After such payment, all of CLIENT’s obligations to CONSULTANT under the Employment Agreement shall be deemed satisfied other than as set forth in paragraph 1.10 below.

1.8
CONSULTANT shall be compensated at a rate of THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($33,333.33) per month as long as he provides meaningful services hereunder. Invoices should be approved, submitted and paid through the Accounting and Finance Department in accordance with CLIENT’s accounts payable policies.

1.9
If CONSULTANT opts to convert and continue his health insurance with CLIENT after September 30, 2013, as may be required or authorized by law under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) or the California Continuation Benefits Replacement Act (“Cal-COBRA”), CLIENT shall, until the earlier of either (A) thirty-six (36) months or (B) the date that CONSULTANT becomes eligible for health benefits with a company or employer other than CLIENT, pay or reimburse CONSULTANT for the monthly premiums for said converted and continued health insurance.

1.10
CLIENT agrees that following execution of this Agreement and any revocation period required by applicable law, any portion of the restricted share units granted pursuant to the Restricted Share Unit Award Agreements between CONSULTANT and Lions Gate Entertainment Corp. (“LGEC”) dated as of February 23, 2012 and June 21, 2013 and stock options granted pursuant to the Nonqualified Stock Option Agreement between CONSULTANT and LGEC dated March 14, 2013 (collectively, the “Grants”) that is scheduled to vest prior to October 1, 2014 shall accelerate and immediately become fully vested. CLIENT further agrees that on January 3, 2014 any remaining portion of the Grants then outstanding and unvested shall accelerate and immediately become fully vested, subject to CONSULTANT’s provision of services hereunder through such date.

2.	Consultant’s Status

The parties acknowledge that CONSULTANT is an independent contractor, and is not nor shall he be deemed to be an employee of CLIENT, nor shall he be entitled to any of the benefits provided by CLIENT to its employees, including but not limited to any vacation, sickness or disability pay from CLIENT. CLIENT and/or its affiliates or successors shall have no responsibility under any workers compensation scheme or laws for any injury or illness that CONSULTANT may sustain in the course of rendering services hereunder. CONSULTANT shall, promptly upon commencement of the services hereunder, furnish CLIENT with CONSULTANT’s social security number. CONSULTANT shall bear the exclusive responsibility for payment of all federal, state and local income taxes, and unemployment insurance payments. CONSULTANT shall also be solely responsible for providing Workers’ Compensation insurance and shall indemnify and hold CLIENT harmless from and against any liability with respect to any of the above-mentioned.

3.	Assignment

This Agreement and the rights and obligations specified herein are not assignable by CONSULTANT or by operation of law without the prior written consent of CLIENT. CLIENT shall be free to assign this Agreement and its rights and obligations hereunder to any affiliate, subsidiary or successor entity.

4.	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the heirs, assigns (if any) and successors in interest of CLIENT.

5.	Warranties

Except as herein specifically stated, there are no warranties made by either party, express or implied. CONSULTANT agrees (a) to provide the services described herein according to the standard of care and competence provided by competent experienced consultants of good reputation and status equal to CONSULTANT’s; (b) that any material, designs, concepts, etc. contributed in the performance of CONSULTANT’s services shall be wholly original with CONSULTANT and the use hereof by CLIENT will not in any way infringe upon or violate any rights whatsoever of any person or entity; and (c) that CONSULTANT will not employ any persons, contract for the purchase or lease of any material, nor make any agreement committing CLIENT to pay any sum of money or incur any other obligation whatsoever without first obtaining the prior written approval of CLIENT.

6.	Allocation of Liability and Indemnity

6.1	CONSULTANT shall not be liable for failure to provide the services set forth herein if such failure is due to force majeure, i.e., any cause or condition beyond CONSULTANT’s control.

6.2
CONSULTANT shall be liable for any and all loss, claim, damage, demand or expense whatsoever, arising out of or in connection with this Agreement, caused by the gross, willful or intentional negligence of CONSULTANT or the breach of any of the CONSULTANT’s warranties and representations in this Agreement.

7.	Arbitration

Any controversy or claim between or among CONSULTANT and CLIENT arising out of or relating to this Agreement or any breach of this Agreement shall be settled by arbitration. Any such arbitration shall be held in Los Angeles, California and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall consist of three (3) arbitrators to be selected pursuant to such Commercial Arbitration Rules. The arbitration proceedings, all documents related hereto and all testimony, written or oral, and the arbitration award shall be confidential, except with respect to any proceedings commenced to compel arbitration or to enforce the arbitration award or as otherwise required by law. Each party hereto agrees that once an arbitration request has been made by either party that each party will proceed expeditiously to commence and complete the arbitration proceedings, with the intent of completing same within three (3) months. In any arbitration proceeding or any action at law or in equity commenced hereunder or otherwise relating to this Agreement or CONSULTANT’s services hereunder, the prevailing party shall receive its reasonable attorney’s fees, costs and disbursements in addition to any relief granted.

8.	Injunctive Relief

8.1
CONSULTANT understands, acknowledges and agrees (A) that his services and the rights granted to CLIENT hereunder are of a special, unique, unusual and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law and (B) that in the event of a breach or threatened breach of any of the covenants and promises contained in this Section 8, CLIENT will suffer irreparable injury for which there is no adequate remedy at law, and accordingly CONSULTANT expressly agrees that CLIENT shall be entitled to seek injunctive relief and other equitable relief to prevent, or in the event of, a breach of this Agreement by CONSULTANT. CONSULTANT further acknowledges, however, that CLIENT shall have the right, in addition to immediate termination of this Agreement, to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

8.2
In the event of any failure or omission by CLIENT constituting a breach hereunder, CONSULTANT’s rights and remedies shall be limited to the right, if any, to obtain damages at law, and CONSULTANT shall have no right in such event to seek or obtain injunctive or other equitable relief or to rescind or terminate this Agreement or any of CLIENT’s rights hereunder. CONSULTANT hereby waives any right to, or to seek, injunctive or other equitable relief in connection with any breach or alleged breach of this Agreement by CLIENT.

9.	Confidential Information

CONSULTANT understands that indeterminable and irreparable harm may come to CLIENT from disclosure of any proprietary information of CLIENT and therefore shall treat all such information as confidential and proprietary to CLIENT. CONSULTANT shall not disclose to any party not authorized by CLIENT to have same nor shall CONSULTANT duplicate, copy or use for any purpose other than performance under this Agreement any confidential information of CLIENT (defined for the purpose of this Agreement as data or information relating to CLIENT’s business which is not generally available to the public) of which CONSULTANT becomes aware in the course of rendering services hereunder. CONSULTANT agrees to take, at CLIENT’s request, all necessary and appropriate measures to ensure adherence with the terms of this paragraph. The contents of this Section 9 shall survive the termination, cancellation or expiration of this Agreement.

10.	Results and Proceeds of Services

All the results and proceeds of CONSULTANT’s services for CLIENT (which, for the purposes of this Paragraph shall be deemed to include CLIENT and/or any affiliated, subsidiary or predecessor companies) are the sole and exclusive property of CLIENT. CONSULTANT will, at the request of CLIENT, execute and deliver to CLIENT, in form satisfactory to CLIENT, documents evidencing CLIENT’s ownership of the foregoing; but notwithstanding that no such documents are executed, CLIENT shall be deemed the owner thereof immediately upon creation. Additionally, all memoranda, notes, records, and other documents made or compiled by CONSULTANT, or made available to CONSULTANT in the performance of such services, shall remain the sole and exclusive property of CLIENT.

11.	Release

11.1
CONSULTANT knowingly and voluntarily releases and forever discharges, to the full extent permitted by law, CLIENT, its parent corporation, affiliates, subsidiaries, divisions, predecessors, successors and assigns and the current and former employees, officers, directors and agents thereof (collectively referred to as “Released Parties”), of and from any and all claims, known and unknown, asserted and unasserted, CONSULTANT has or may have against CLIENT or the other Released Parties as of the execution date of this Agreement.

11.2
To effect a full and complete general release as described above, CONSULTANT expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and CONSULTANT does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of CLIENT and the other Released Parties, CONSULTANT expressly acknowledges this Agreement is intended to include in its effect, without limitation, all claims CONSULTANT does not know or suspect to exist in CONSULTANT’s favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claim or claims. CONSULTANT warrants he has read this Agreement, including this waiver of California Civil Code section 1542, and that he has consulted counsel or has had the opportunity to consult counsel about this Agreement and specifically about the waiver of section 1542, and that CONSULTANT understands this Agreement and the section 1542 waiver, and so CONSULTANT freely and knowingly enters into this Agreement. CONSULTANT acknowledges CONSULTANT may later discover facts different from or in addition to those CONSULTANT now knows or believes to be true regarding the matters released or described in this Agreement, and even so CONSULTANT agrees the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. CONSULTANT assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies described in this Agreement or with regard to any facts now unknown to CONSULTANT relating to those matters.

11.3
CONSULTANT acknowledges that he has been informed pursuant to the Federal Older Workers Benefit Protection Act of 1990 that (A) he has the right to consult with an attorney before signing this Agreement, (B) he does not waive rights or claims under the federal Age Discrimination in Employment Act or age discrimination claims under the California Fair Employment and Housing Act that may arise after the date this wavier is executed, (C) he has twenty-one (21) days from the date he receives this Agreement to consider it, and (D) he has seven (7) days after signing this Agreement to revoke the Agreement and the Agreement will not be effective until that revocation period has expired.

12.	Waiver

No waiver by either party hereto of any performance of the other party required hereunder or any default of either the terms hereof shall constitute or imply, whether by passage of time or otherwise, any further waiver of any other performance or default.

13.	Notices

Any notice required herein shall be deemed to have been given on the depositing of said notice in any U.S. Postal Service mail receptacle with First Class postage prepaid, addressed as follows:

CONSULTANT’S MAILING ADDRESS:

Mr. James Keegan

CLIENT’S MAILING ADDRESS:

Lions Gate Entertainment Inc.
2700 Colorado Avenue Suite 200
Santa Monica, CA 90404-3521

14.	Integrity, Amendment, Severability, Forum

14.1
This Agreement expresses the binding and entire agreement between CLIENT and CONSULTANT and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof.

14.2	Any amendment hereto shall be valid only if in writing and signed by both parties.

14.3	If any portion of this Agreement is held unenforceable under any applicable statute or rule of law then such portion only shall be deemed omitted and shall not affect the validity or enforceability of any other provision of this Agreement.

14.4	This Agreement shall be governed by the laws of the State of California. The state and federal courts (or arbitrators appointed as described herein) located in Los Angeles County, California shall be the sole forum for any action for relief arising out of or pursuant to or to enforce or interpret, this Agreement. Each party to this Agreement consents to the personal jurisdiction and arbitration in such forum and courts and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIONS GATE ENTERTAINMENT INC.
(“CLIENT”)

/s/ Wayne Levin

JAMES KEEGAN
(“CONSULTANT”)

/s/ James Keegan